Exhibit 10.5

RESTRICTED STOCK AWARD AGREEMENT

Participant:

Date of Grant:

Common Shares:

THIS RESTRICTED STOCK AWARD AGREEMENT (the “Agreement”) is entered into as of the Grant Date set forth above by and between Agilysys, Inc., an Ohio corporation (the “Company”), and the Participant set forth above (“you” or the “Participant”).

1.Award.  As of the Grant Date, and subject to the terms and conditions of this Agreement, the Company hereby grants you an award (the “Award”) of the number of Common Shares set forth above (the “Restricted Stock”).  This Award is granted to you in consideration of the services you will render to the Company and is made pursuant to the Agilysys, Inc. 2020 Equity Incentive Plan, as amended from time to time (the “Plan”).

2.Terms of Award.

(a)Entry of Shares.  The Restricted Stock subject to the Award shall be entered in your name in book-entry format (the “Book-Entry”) by the transfer agent of the Company (the “Transfer Agent”) subject to removal of the restrictions or forfeiture pursuant to the terms of this Agreement.

(b)Restrictions.  Until such time as the Restricted Stock has vested, you shall not have the right to sell, assign, transfer, convey, dispose, pledge, hypothecate, burden, alienate, attach, encumber or charge any Restricted Stock (including any Common Shares issued as the result of the investment of cash dividends attributable to the Restricted Stock) or any interest therein in any manner whatsoever, any attempt to so do shall be ineffective and your rights to the Restricted Stock shall immediately terminate and such shares shall be forfeited, and the Company shall not be required to transfer on its books any such Restricted Stock which purportedly shall have attempted to have been sold, assigned, transferred, conveyed, disposed of, pledged, hypothecated, burdened, alienated, attached, encumbered or charged in violation of this Agreement.

(c)Vesting.  The Restricted Stock will vest as follows, subject to the other terms and conditions of this Agreement, including that you remain in Continuous Services as of the specified dates:

[_____________] on [_____________]

[_____________] on [_____________]

[_____________] on [_____________]

[_____________] on [_____________]

[_____________] on [_____________]

[_____________] on [_____________]

Notwithstanding anything herein to the contrary, except as otherwise may be provided in Sections 2 or 3 hereof, vesting hereunder is subject to you remaining an Employee as of the date vesting would otherwise occur hereunder.

(d)Vesting – Death or Disability.  The foregoing vesting schedule notwithstanding, in the event of a Participant’s death or if the Participant’s Continuous Service is terminated due to the Participant’s Disability, 100% of the unvested Restricted Stock shall vest as of the date of such death or termination.

(e)Vested Shares - Removal of Restrictions; Payment.  Upon the Restricted Stock becoming vested, the Company shall cause the Transfer Agent to move the Book-Entry representing such Common Shares, together with any Common Shares issued as a result of the investment of cash dividends attributable to such Common Shares pursuant to Section 2(g), to a non-restricted account, thereby removing all restrictions hereunder, and shall cause the Transfer Agent to notify you that the Common Shares, together with any Common Shares issued as a result of the investment of cash dividends attributable to such Common Shares pursuant to Section 2(g), are free and clear of all restrictions (but subject to any applicable securities law restrictions or other restrictions imposed upon Common Shares generally).

(f)Forfeiture.  If your Continuous Service terminates prior to any portion of the Restricted Stock becoming vested, then the non-vested Restricted Stock as of the date of his or her termination of employment, together with any Common Shares issued as a result of the investment of cash dividends attributable to the Restricted Stock, shall be forfeited, and you and all persons who might claim through him or her will have no further interests under this Agreement, the Restricted Stock or the Award of any kind whatsoever.

(g)Voting Rights and Dividends.  You shall have all of the voting rights attributable to the Restricted Stock issued pursuant to this Agreement.  Cash dividends declared and paid by the Company with respect to the Restricted Stock shall not be paid to you.  Rather, those cash dividends shall be invested in Common Shares which shall be subject to the vesting provisions of Section 2(c) and the other terms and conditions of this Agreement.  By executing this Agreement, you irrevocably consent to: (i) the Company’s withholding of the payment of those dividends; and (ii) the investment of those dividends in Common Shares issued in your name and held in book-entry format by the Transfer Agent subject to removal of the restrictions or forfeiture pursuant to the terms of this Agreement.  If you forfeit any rights you have under this Agreement, you shall, on the date of such forfeiture, no longer have any rights as a shareholder with respect to the Restricted Stock and shall no longer be entitled to vote or receive dividends on such shares.

3.Change in Control.  Upon a Change in Control prior to the termination of this Agreement, Restricted Stock which has not vested and has not otherwise been canceled or forfeited as of the date of the Change in Control, together with any Common Shares issued as a result of the investment of cash dividends attributable to the Restricted Stock, shall vest as of the date of the Change in Control contingent on your Continuous Service through the end of the 12 month period beginning on the date of the Change in Control (and will remain subject to the restrictions in Section 2(b) during such period). At the end of such 12 month period, the Company will pay to the Participant a lump sum cash amount equal to the Restricted Stock plus any Common Shares issued as a result of the investment of cash dividends attributable to the Restricted Stock multiplied by the price per Common Share received by other shareholders of the Company in the Change in Control; provided, however, if your Continuous Service is terminated by the Company for any reason other than Cause, or by your death or Disability, during the 12 month period beginning on the date of the Change in Control, the Restricted Stock shall become immediately vested, and upon such event the Company will pay to the Participant the price per Common Share received by other shareholders of the Company in the Change in Control. If the Participant’s Continuous Service is terminated by the Company for Cause within the 12 month period following the Change in Control, all Restricted Stock subject to the Award shall be forfeited, together with any Common Shares issued as a result of the investment of cash dividends attributable to the Restricted Stock, and you and all persons who might claim through him or her will have no further interests under this Agreement, the Restricted Stock or the Award of any kind whatsoever.

4.Effect of Corporate Reorganization or Other Changes Affecting Number or Kind of Shares.  The provisions of this Agreement will be applicable to the Restricted Stock, Common Shares or other securities, if any, which may be acquired by you related to the Restricted Stock as a result of a liquidation, recapitalization, reorganization, redesignation or reclassification, split-up, reverse split, merger, consolidation, dividend, combination or exchange of Restricted Stock or Common Shares, exchange for other securities, a sale of all or substantially all assets or the like.  The Committee may appropriately adjust the number and kind of Restricted Stock, Common Shares or other securities described in this Agreement to reflect such a change.

5.Nontransferability of Shares.  Upon the acquisition of any Common Shares pursuant to this Agreement, if the Common Shares have not been registered under the Securities Act, they may not be sold, transferred or otherwise disposed of unless a registration statement under the Act with respect to the Common Shares has become effective or unless you establish to the satisfaction of the Company that an exemption from such registration is available.  You will make or enter into such written representations, warranties and agreements as the Committee may reasonably request in order to comply with applicable securities laws or this Agreement.  The Participant understands that the Company is under no obligation to register the Common Shares with the Securities and Exchange Commission, any state securities commission or any stock exchange.

6.Legend.  If certificates representing the Restricted Stock subject to the Award are requested by you, the certificates for Restricted Stock, and any Common Shares issued as a result of the investment of cash dividends attributed to the Restricted Stock, shall contain the following or a substantially similar legend:

“THE TRANSFERABILITY OF THIS CERTIFICATE AND THE COMMON SHARES REPRESENTED BY IT ARE SUBJECT TO THE TERMS AND CONDITIONS (INCLUDING CONDITIONS OF FORFEITURE) CONTAINED IN THE AGILYSYS, INC. 2020 EQUITY INCENTIVE PLAN AND AN AGREEMENT ENTERED INTO BETWEEN THE REGISTERED OWNER AND THE COMPANY.  A COPY OF THIS PLAN AND AWARD

AGREEMENT ARE ON FILE IN THE OFFICE OF THE SECRETARY OF THE COMPANY.”

7.Internal Revenue Code Section 409A.  This Agreement, Award and the compensation and benefits hereunder are intended to meet the requirements for exemption from coverage under Code Section 409A for restricted property set forth in Treas. Reg. Section 1.409A-1(b)(6), as well as any other applicable exemption, and shall be construed and administered accordingly.  If the Company determines that any compensation or benefits awarded or payable under this Agreement may be subject to taxation under Code Section 409A, the Company shall, after consultation with you, have the authority to adopt, prospectively or retroactively, such amendments to this Agreement or to take any other actions it determines necessary or appropriate to exempt the compensation and benefits payable under this Agreement from Code Section 409A or meet the requirements of Code Section 409A.  In no event, however, shall this Section 7 or any other provisions of the Plan or this Agreement be construed to require the Company to provide any gross-up for the tax consequences of any provisions of, or awards or payments under, this Agreement, and the Company shall have no responsibility for tax consequences of any kind to you (or any other person or entity), whether or not such consequences are contemplated at the time of entry into this Agreement, or result from the terms or operation of this Agreement.

8.Withholding; Tax Liability.

(a)The Participant shall be required to pay to the Company, and the Company shall have the right to deduct from any compensation payable to the Participant pursuant to the Plan, the amount of any required withholding taxes in respect of the Restricted Stock and to take all such other action as the Committee deems necessary to satisfy all obligations for the payment of such withholding taxes.  The Committee may permit the Participant to satisfy any federal, state or local tax withholding obligation by any of the following means, or by a combination of any such means: (i) tendering a cash payment; or (ii) authorizing the Company to withhold Common Shares otherwise issuable or deliverable to the Participant as a result of the vesting of the Restricted Stock, provided, however, that no Common Shares shall be withheld with a value exceeding the maximum amount of tax required to be withheld by Applicable Law.

(b)Notwithstanding any action the Company takes with respect to any or all income tax, social insurance, payroll tax, or other tax-related withholding (“Tax-Related Items”), the ultimate liability for all Tax-Related Items is and remains the Participant’s responsibility and the Company (i) makes no representation or undertakings regarding the treatment of any Tax-Related Items in connection with the grant or vesting of the Restricted Stock or the subsequent sale of any shares; and (ii) does not commit to structure the Restricted Stock to reduce or eliminate the Participant’s liability for Tax-Related Items.

(c)The Participant may make an election under Section 83(b) of the Code (an “83(b) Election”) with respect to the Restricted Stock.  Any such election must be made within 30 days after the Grant Date.  If the Participant elects to make an 83(b) Election, the Participant shall provide the Company with a copy of an executed version and satisfactory evidence of the filing of the executed 83(b) Election with the US Internal Revenue Service.  The Participant agrees to assume full responsibility for ensuring that the 83(b) Election is actually and timely filed with the US Internal Revenue Service and for all tax consequences resulting from the 83(b) Election.

9.No Right to Continued Employment.  Neither the Plan nor this Agreement shall be construed to grant you any right to remain an employee with the Company or its affiliates, or to be employed in any particular position therewith.  The Plan and this Agreement do not constitute a contract of employment, and the Company and each affiliate expressly reserves the right, at any time, to terminate your employment free from liability, or any claim, under the Plan and this Agreement, except as may be specifically provided therein.

10.Notices.  All notices or other communications relating to the Plan and this Agreement as it relates to you shall be in writing, shall be deemed to have been made if personally delivered in return for a receipt or, if mailed, by regular U.S. mail, postage prepaid, by the Company to you at your address then on file with the Company.  You are responsible for notifying the Company of a change in your address.

11.Governing Law.  Except as may otherwise be provided in the Plan, this Agreement will be governed by, construed and enforced in accordance with the internal laws of the State of Ohio without giving effect to its conflict of laws principles.

12.Amendment.  The Committee may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate this Agreement.  However, no such action may be inconsistent with the terms of the Plan or materially and adversely affect your rights without your written consent.  Notwithstanding the foregoing, the Company may, after consulting with you, unilaterally amend this Agreement to comply with law, preserve favorable tax effects or avoid unfavorable tax effects for either of the parties.

13.Effect of Waiver.  Any waiver of any term, condition or breach thereof will not be a waiver of any other term or condition or of the same term or condition for the future, or of any subsequent breach.

14.Severability.  In the event of the invalidity of any part or provision of the Plan or this Agreement, such invalidity will not affect the enforceability of any other part or provision of the Plan or this Agreement, and each provision of the Plan and this Agreement shall be severable and enforceable to the extent permitted by Applicable Law.

15.Successors and Legal Representatives.  This Agreement will bind and inure to the benefit of the Company and you and its and your respective beneficiaries, heirs, legatees, executors, administrators, estates, successors, assigns, legal representatives, guardians and caretakers.

16.Transferability.  The Award shall not be transferable by you other than by will or the laws of descent and distribution.

17.No Further Liability.  The liability of the Company, its affiliates and the Committee under or in connection with this Agreement is limited to the obligations set forth herein and no terms or provisions of this Agreement shall be construed to impose any liability on the Company, its affiliates, the Committee or their directors and employees in favor of any person or entity with respect to any loss, cost, tax or expense which the person or entity may incur in connection with or arising from any transaction related to this Agreement.  No third-party beneficiaries are intended.

18.No Impact on Other Benefits.  The value of the Participant’s Restricted Stock is not part of your normal or expected compensation for purposes of calculating any severance, retirement, welfare, insurance or similar employee benefit.

19.Recoupment Right.  You acknowledge that if the Board or the Committee determines that the Company’s financials are restated due directly or indirectly to the fraud, ethical misconduct, intentional misconduct or a breach of fiduciary duty by you, the Board or Committee shall have sole discretion to take such actions, as permitted by law, as it deems necessary to cancel the SAR and to recover all or a portion of any gains realized in respect of the SAR, provided such recovery cannot extend back more than three years.

20.The Plan.  The Plan is hereby incorporated by reference and made a part of this Agreement for all purposes, and when taken together with this Agreement, shall govern the rights of you and the Company with respect to the Award.  You irrevocably agree to, and accept, the terms, conditions and restrictions of the Plan and this Agreement on your own behalf and on behalf of any beneficiaries, heirs, legatees, guardians, representatives, successors and assigns.  All capitalized terms used in this Agreement, unless otherwise defined, shall have the meaning ascribed to them under the Plan. In the event and to the extent of an express conflict or inconsistency among any of this Agreement, any written employment agreement with you then in effect, the provisions of the Plan, and any rules, regulations, and interpretations of the Plan adopted by the Committee, then the following order of priority shall control; (a) any written employment agreement then in effect, (b) the Plan, (c) any rules, regulations, and interpretations of the Plan adopted by the Committee, and (d) this Agreement; and to the extent that any other document controls this Agreement shall be deemed to be modified accordingly.

21.Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.  Counterpart signature pages to this Agreement transmitted by facsimile transmission, by electronic mail in portable document format (.pdf), or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing an original signature.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement and agree to the terms hereof as of the date first above written.

Company

___________________________________

Ramesh Srinivasan

President and Chief Executive Officer

Participant

«First_Name» «Last_Name»

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